                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JUNE 30, 2006
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                               THE LGL GROUP, INC.
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               (Exact Name of Registrant as specified in Charter)

          Indiana                       1-106                    38-1799862
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

         140 Greenwich Avenue, 4th Floor, Greenwich, CT            06830
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           (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (203) 622-1150
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         (Former name or former address, if changed since last report.)

         Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
         Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The  Company's  wholly-owned   subsidiaries  M-tron  Industries,   Inc.
("M-tron") and Piezo Technology, Inc. ("PTI") entered into a Second Amendment to
Loan Agreement, dated June 30, 2006, by and among M-tron Industries, Inc., Piezo
Technology, Inc. and First National Bank of Omaha ("FNBO"), and acknowledged and guaranteed by the Company,  to extend to May 31, 2007, the term of the revolving credit facility created under that certain Loan Agreement dated October 14, 2004 among such parties (the "Loan  Agreement").  In addition,  certain other changes were made to the  definitions and financial  covenants.  In addition to the Loan
Agreement,  M-tron  and PTI  have an  outstanding  term  loan  with  FNBO for $2 million.

Item 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

         10.1     Second  Amendment to Loan  Agreement,  dated June 30, 2006, by and among M-tron Industries,  Inc., Piezo Technology, Inc. and
                  First National Bank of Omaha,  and acknowledged and guaranteed by the Company

                                    SIGNATURE

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE LGL GROUP, INC.

                                            By: /s/ Eugene Hynes
                                                --------------------------------
                                                Eugene Hynes
                                                Vice President

July 7, 2006